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                                                                     EXHIBIT 3.2


                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                           TEXAS STANDARD OIL COMPANY

         PURSUANT to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned Corporation adopted the following amendments to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the Corporation is Texas Standard Oil Company.

                                   ARTICLE TWO

         The following amendments to the Articles of Incorporation were adopted by all of the shareholders of the Corporation entitled to vote thereon by a written unanimous consent dated January 4, 2002:

         1. ARTICLE IV of the Articles of Incorporation of the Corporation is amended in its entirety so that, as amended, ARTICLE IV shall be and read as follows:

                                   "ARTICLE IV

         The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, consisting of: (i) One Hundred Million (100,000,000) shares of common stock, par value $.01 per share (the "Common Stock"), and (ii) Ten Million (10,000,000) shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

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         A. COMMON STOCK. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held. Subject to the prior rights and preferences, if any, applicable to shares of any Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time from time to time out of any funds of the Corporation legally available therefor. Subject to the prior rights and preferences, if any, applicable to shares of any Preferred Stock or any series thereof, in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

         B. PREFERRED STOCK. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by a majority

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vote of the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a "Directors' Resolution"). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences, and relative, participating, optional or other rights, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, including, without limitation, full or limited voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock or any series of other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock or any series of other securities, or any redemption provision or sinking fund provisions, all as shall be stated in a Directors' Resolution. The shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in a Directors' Resolution. Except where otherwise set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

         C. REACQUIRED SHARES OF PREFERRED STOCK. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or which, if convertible or

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exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors' Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

         D. INCREASE IN AUTHORIZED PREFERRED STOCK. The number of authorized shares of Preferred Stock may only be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

         E. GENERAL. Subject to the foregoing provisions of these Articles of Incorporation, the Corporation may issue shares of its Common Stock and Preferred Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the full consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved

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by the Board of Directors of the Corporation. The Board of Directors of the
Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

         F. NO CUMULATIVE VOTING. At each election for directors each shareholder entitled to vote at such election shall not have the right to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal, nor by distributing such votes on the same principle among any number of such candidates.

         G. NO PREEMPTIVE RIGHTS. No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable."

         2. ARTICLE V of the Articles of Incorporation of the Corporation is amended in its entirety so that, as amended, ARTICLE V shall be and read as follows:

                                   "ARTICLE V

         Special meetings of shareholders may be called by the president, the board of directors, or the holders of fifty percent (50%) of all shares entitled to vote at the proposed special meeting."

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         3. ARTICLE VI of the Articles of Incorporation of the Corporation is
amended in its entirety so that, as amended, ARTICLE VI shall be and read as follows:

                                   "ARTICLE VI

         The corporation will not commence business until it has received for the issuance of its shares consideration in the value of One Thousand Dollars ($1000.00)."

         4. ARTICLE XI is an addition to the original of the Articles of Incorporation of the Corporation, which shall be and read as follows:

                                   "ARTICLE XI

         The Corporation elects not to be governed by the Business Combination Law, Part 13 of the Act, or any successor statute of like tenor."

         5. ARTICLE XII is an addition to the original of the Articles of Incorporation of the Corporation, which shall be and read as follows:

                                  "ARTICLE XII

         Any action required by statute to be taken at a meeting of the shareholders of the Company, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote on the action were present and voted. Any such signed consent, or a signed copy thereof, shall be placed in the minute book of the Company. All notices with respect to such consent required by the applicable statute shall be sent by the Company in a timely manner."

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                                  ARTICLE THREE

         The number of shares of the Corporation outstanding at the time of such adoption was 1,256,471 shares of Common Stock, $.01 par value per share, and the number of shares entitled to vote thereon was 1,256,471 shares of Common Stock, $.01 par value per share.

                                  ARTICLE FOUR

         The holders of all of the shares outstanding and entitled to vote on this amendment have signed a written unanimous consent adopting this amendment in accordance with Article 9.10 and any written notice required by Article 9.10 has been given.

                                  ARTICLE FIVE

         This amendment does not provide for an exchange, reclassification or cancellation of issued shares of the Corporation's capital stock.

                                   ARTICLE SIX

         This amendment effects no change in the amount of stated capital of the Corporation.

DATED: January 4, 2002.

                                               TEXAS STANDARD OIL COMPANY


                                               By /s/ TIMOTHY M. ROBERSON
                                                 -------------------------------
                                                 Timothy M. Roberson, President

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